As filed with the U.S. Securities and Exchange Commission on January 25, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NORTHERN STAR INVESTMENT CORP. II

(Exact name of registrant as specified in its charter)

Delaware	6770	85-3909728
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number) c/o Graubard Miller The Chrysler Building 405 Lexington Avenue New York, New York 10174 (212) 818-8800	(I.R.S. Employer Identification Number)

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joanna Coles, Chairperson and Chief Executive Officer

Northern Star Investment Corp. II

c/o Graubard Miller

The Chrysler Building

405 Lexington Avenue

New York, New York 10174

(212) 818-8800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David Alan Miller, Esq. Jeffrey M. Gallant, Esq. Graubard Miller The Chrysler Building 405 Lexington Avenue	Christian O. Nagler, Esq. Kirkland & Ellis LLP 601 Lexington Avenue New York, NY 10022
New York, New York 10174	Telephone: (212) 446-4800
Telephone: (212) 818-8800

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-251921

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Security being registered	Amount being Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(5)
Units, each consisting of one share of common stock, $0.0001 par value, and one-fifth of one Redeemable Warrant(2)	5,750,000 Units	$10.00	$57,500,000	$6,273.25
Shares of common stock included as part of the Units(3)	5,750,000 Shares	—	—	— (4)
Redeemable Warrants included as part of the Units(3)	1,150,000 Warrants	—	—	— (4)
Total			$57,500,000	$6,273.25

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Includes 750,000 Units, 750,000 shares of common stock and 150,000 Redeemable Warrants underlying such Units which may be issued on exercise of a 45-day option granted to the underwriter.
(3)

Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share capitalizations or similar transactions.

(4)	No fee pursuant to Rule 457(g).
(5)

The Registrant previously registered securities having a proposed maximum aggregate offering price of $345,000,000 on its Registration Statement on Form S-1, as amended (File No. 333-251921), which was declared effective by the U.S. Securities and Exchange Commission on January 25, 2021. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $57,500,000 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ over-allotment option.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(B) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Explanatory Note

This Registration Statement on Form S-1 is being filed by Northern Star Investment Corp. II, a Delaware corporation (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-251921) (the “Prior Registration Statement”), initially filed by the Registrant on January 6, 2021 and declared effective by the Securities and Exchange Commission on January 25, 2021.

This Registration Statement covers the registration of an additional 5,750,000 of the Registrant’s units, each consisting of one share of the Registrant’s Class A common stock, $0.0001 par value per share (“Common Stock”), and one-fifth of one redeemable warrant (“Warrant(s)”), including 750,000 units that may be purchased by the underwriters to cover over-allotments, if any. Each whole Warrant entitles the holder thereof to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment, and only whole warrants are exercisable.

The required opinions of counsel and related consents and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

CERTIFICATION

The Registrant hereby certifies to the Securities and Exchange Commission that (1) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of January 26, 2021), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than January 26, 2021.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules.

(a) All exhibits filed with or incorporated by reference in the Prior Registration Statement on Form S-1 (File No. 333-251921) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit No.	Description

5.1	Opinion of Graubard Miller.

23.1	Consent of Marcum LLP.

23.2	Consent of Graubard Miller (included in Exhibit 5.1).

24	Power of Attorney (included on signature page to the Registrant’s Prior Registration Statement on Form S-1 (File No. 333-251921) filed on January 6, 2021).

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 25th day of January, 2021.

NORTHERN STAR INVESTMENT CORP. II

BY:	/s/ Joanna Coles
Name: Joanna Coles
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Joanna Coles	Chairperson and Chief Executive Officer	January 25, 2021
Joanna Coles	(Principal Executive Officer)

/s/ Jonathan J. Ledecky	President, Chief Operating Officer and Director	January 25, 2021
Jonathan J. Ledecky

/s/ James Brady	Chief Financial Officer	January 25, 2021
James Brady	(Principal Financial and Accounting Officer), Secretary and Treasurer

/s/ Kirsten A. Green	Director	January 25, 2021
Kirsten A. Green

/s/ David Shapiro	Director	January 25, 2021
David Shapiro

/s/ Maryann Turcke	Director	January 25, 2021
Maryann Turcke